                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between INLAND RESOURCES INC. (hereinafter referred to as "Employer") and MICHAEL J. STEVENS (hereinafter referred to as "Employee").

         WHEREAS, Employer desires to continue the employment of Employee as its Vice President, Secretary and Treasurer and Employee desires to continue such employment; and

         WHEREAS, Employer and Employee have previously entered into an Employment Agreement dated May 1, 1997, as amended (the "Original Employment Agreement"), and Employer and Employee desire to mutually terminate the Original Employment Agreement in connection with the execution of this Agreement; and

         WHEREAS, Employer has granted options and warrants (collectively the "Existing Options/Warrants") to Employee exercisable for 112,240 shares of common stock, par value $.001 per share (the "Common Stock"), of Employer, and Employer and Employee desire to mutually terminate the Existing Options/Warrants in connection with this Agreement, and grant new options to Employee as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

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         1.       TERMINATION OF ORIGINAL EMPLOYMENT AGREEMENT. Employer and
Employee hereby agree that the Original Employment Agreement is terminated effective the date hereof.

         2. TERMINATION OF EXISTING OPTIONS/WARRANTS. Employer and Employee hereby agree that the Existing Options/Warrants are terminated effective the date hereof.

         3. AGREEMENT TO GRANT OPTIONS. Employer hereby grants to Employee, effective the date of execution of this Agreement, an option to purchase 292,000 shares of Common Stock exercisable at the closing sale price of the Common Stock on the date of execution of this Agreement. The number of option shares granted herein shall be increased or decreased to the same extent that the outstanding shares of Common Stock of Employer are increased or decreased by any stock split occurring after the effective date of this Agreement. Such options shall vest over a period of five years, as provided for herein. On each of the first four anniversary dates of the effective date of this Agreement, ten percent (10%) of such options shall be vested and, on the fifth anniversary of the date of execution of this Agreement, the remaining sixty percent (60%) shall vest. All options granted hereunder will be exercisable for a period of five years after the last options are vested, regardless whether Employer subsequently voluntarily leaves the employment of Employer or is terminated with or without "Cause" (as hereinafter defined). Options will vest on each such anniversary date if Employee continues to be employed by Employer on such anniversary date. All non-vested options will vest immediately upon a "Change of Control" (as hereinafter defined). Employer will concurrently with execution of this Agreement prepare an Option Agreement incorporating these terms and such other standard terms as have been contained in prior options or warrants granted to Employee.

         4. EMPLOYMENT. Employer hereby employs Employee to serve as Vice President, Secretary and Treasurer of Employer and otherwise at the direction of the Board of Directors.

         5. DUTIES. During his employment, Employee shall devote all of his working time, energies and skills to the management of Employer's business. Employee agrees to serve Employer diligently and to the best of his ability. Employee shall render services consistent with those of a person in his position and shall perform all duties incident to such office and all such further similar duties that may, from time to time, be assigned to him by Employer. Employee's duties include finding further business opportunities for Employer and Employee agrees to bring to Employer for acceptance or rejection all business opportunities located by or made available to Employee.

         6. COMPENSATION. Employee's compensation for services performed under this Agreement shall be as follows:

                                       2
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                  (a)      BASE SALARY. Employer shall pay Employee a base
         salary ("Base Salary") of One Hundred Thirty Thousand and No/100 Dollars ($130,000.00) per year, commencing effective October 1, 1999. In addition, the Board of Directors of Employer shall, in good faith, consider granting increases in such salary based upon such factors as Employee's performance and the growth and/or profitability of Employer, but it shall have no obligation to grant any such increases in compensation. Such Base Salary shall be payable in equal monthly installments, or at such other times and in such installments as may be agreed upon between Employer and Employee. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

                  (b) BONUS. In addition to the Base Salary, Employee shall be eligible to receive bonus compensation in such amounts and at such times as the Board of Directors of Employer shall, from time to time, determine.

                  (c) RETENTION BONUS. In addition to the Base Salary and any bonus paid to Employee under Section 6(b) hereof, Employer shall pay Employee a retention bonus of $50,000 upon execution of this Agreement, and an additional retention bonus of $50,000 over the next five quarters, payable $10,000 on each of January 1, 2000, April 1, 2000, July 1, 2000, October 1, 2000 and January 1, 2001. If Employee's employment is terminated by the Company for any reason (i.e., with "Cause" or without "Cause"), the unpaid portion of the retention bonus shall be payable immediately upon the date of termination. However, if Employee voluntarily leaves the employment of Employer prior to payment of all of the installments of the retention bonus, any unpaid installments shall be forfeited by Employee.

                  (d) PERFORMANCE BONUS. In addition to the Base Salary and the bonuses payable pursuant to Sections 6(b) and (c) hereof, Employer shall pay to Employee a performance bonus of $125,000, as follows: (A) one-third shall vest on each of the three years ending December 31, 2000, December 31, 2001 and December 31, 2002 provided (i) Employee continues to be employed by Employer on such date and (ii) Employer has met the financial performance targets for each of such years; such performance targets to be determined by the Board of Directors (and approved by Trust Company of the West) at a later date and attached to this Agreement as Schedule "A" and (B) shall be payable equally, if vested, on December 31, 2003, December 31, 2004 and December 31, 2005. Upon a "Change of Control", any unvested portion of the performance bonus shall be deemed to be immediately vested and shall be paid to Employee immediately if Employee is terminated within ninety days of such Change of Control. If Employee voluntarily leaves the employment of Employer, Employee shall forfeit any unpaid vested installments.

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         7.       EXPENSES AND BENEFITS. Employee is authorized to incur
reasonable expenses in connection with the business of Employer, including expenses for entertainment, travel and similar matters. Employer will reimburse Employee for such expenses upon presentation by Employee of such accounts and records as Employer shall, from time to time, require. Employer also agrees to provide Employee with the following benefits:

                  (a) EMPLOYEE BENEFIT PLANS. Employee shall be entitled to participate in employee benefit plans or programs of Employer, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, subject to the approval of the Board of Directors, full medical, dental and disability income insurance.

                  (b) OTHER. Such items and benefits as Employer shall, from time to time, consider necessary or appropriate to assist Employee in the performance of his duties.

                  (c) VACATIONS. Employee shall be entitled (in addition to the usual public holidays) to a paid vacation for a period in each calendar year not exceeding three (3) weeks, to be taken at such times as may be approved by Employer.

         8. TERM. The term of this Agreement shall be for one (1) year, beginning from the effective date hereof and from month to month thereafter unless terminated by either party on thirty (30) days' notice.

         9. DISABILITY. In the event that Employee becomes Permanently Disabled (as hereafter defined) during the term of this Agreement and while engaged in the scope of his employment by Employer, Employee shall continue in the employ of Employer but his compensation hereunder shall be reduced to one-half (1/2) of the Base Salary then in effect, as set forth in Section 6(a) hereof, commencing upon the determination of Employee's Permanent Disability and continuing thereafter until the first to occur of (a) twelve
(12) months or (b) the death of Employee or (c) the expiration of the term of this Agreement; and during such period of time, Employee shall not be entitled to payment of expenses or benefits specified in Section 7 hereof (except for reimbursement of expenses incurred by Employee prior to becoming Permanently Disabled), except that Employer shall continue to provide Employee with the insurance benefits specified in Section 7(a) hereof. In addition, any compensation payable to Employee by Employer shall be reduced by any amount which Employee is eligible to receive from workers compensation, social security or disability insurance provided by Employer. If Employee becomes Permanently Disabled while not engaged in the scope of his employment by Employer, such disability may be cause for termination for "Cause" under Section 10 hereof.

                  (a) DEFINITION OF DISABILITY. For purposes of this Agreement, the terms "Permanent Disability" or "Permanently Disabled" shall mean three (3) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of his mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance, shall be deemed to be "substantially continuous". Disability shall be determined in good faith by the Board of Directors whose decision shall be final and binding upon Employee. Employee hereby consents to medical examinations by such physicians and medical consultants as Employer shall, from time to time, require.

         10. TERMINATION BY EMPLOYER. Employer shall have the right to terminate Employee's employment as hereinafter provided.

                  (a) TERMINATION BY EMPLOYER FOR CAUSE. The Board of Directors shall have the right to terminate Employee's employment under this Agreement for Cause, in which event no compensation under Sections 6(a), (b) or (d) shall be paid or other benefits furnished to Employee after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Employee.

                           (i) DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean and be strictly limited to: (1) conviction of a crime constituting a felony under state or federal law; (2) determination by the Board of Directors that Employee has committed any act of dishonesty against Employer; (3) gross negligence by Employee in carrying out his duties; (4) breach of this Agreement by Employee; (5) gross misconduct by Employee, such as intoxication on the job, use of drugs on the job for non-medical purposes or other misconduct which has a substantial adverse effect on the business of Employer; or (6) Employee becoming Permanently Disabled while not engaged in the scope of his employment by Employer.

                  (b) TERMINATION BY EMPLOYER WITHOUT CAUSE. The Board of Directors shall have the right to terminate Employee's employment under this Agreement without Cause at any time, by giving written notice of termination to Employee. In such event, Employer will immediately pay an amount that is the remaining unpaid amount, if any, set forth in Sec. 6(c) and the amount vested under Sec. 6(d) above.

         11. CHANGE OF CONTROL. For purposes of this Agreement, a "Change of Control" shall mean: (i) the issuance of shares of capital stock of Employer or the granting of options or other derivative securities representing on a combined basis more than 50% of the outstanding capital stock following such issuance and grant, or the issuance of shares of capital stock by Employer or the granting of options or other derivative securities to a person who, when added to shares acquired by such person in the market or from other stockholders of Employer, would result in such person owning more than 50% of the outstanding capital stock (assuming for this purpose, exercise of such options or other derivative securities) of Employer; or(ii) the sale or other disposition by Employer of substantially all of the assets of Employer.

         12.      GENERAL PROVISIONS.

                  (a) NOTICES. Any notices to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 12(a). Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

                                    IF TO EMPLOYEE:
                                    Inland Resources Inc.
                                    410 17th Street, Suite 700
                                    Denver, Colorado  80202

                                    IF TO EMPLOYER:
                                    Board of Directors
                                    Inland Resources Inc.
                                    410 17th Street, Suite 700
                                    Denver, Colorado  80202

                  (b) PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall, nevertheless, continue in full force without being impaired or invalidated in any way.

                  (c) LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

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

                  (d) ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

                  (e) ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors and assigns.

                  (f) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contain all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effected only if it is in writing signed by the party to be charged.

         IN WITNESS WHEREOF, the parties have executed this Agreement on October 21, 1999, but to be effective the 1st day of October, 1999.

                                           EMPLOYER:
                                           INLAND RESOURCES INC.

                                           By:
                                                    --------------------------
                                                    Bill I. Pennington
                                                    Chief Executive Officer


                                           EMPLOYEE:


                                           -----------------------------------
                                           Michael J. Stevens

                                  SCHEDULE "A"
                          FINANCIAL PERFORMANCE TARGETS



         [FINANCIAL PERFORMANCE GOALS TO BE ESTABLISHED AT A LATER DATE BY THE BOARD OF DIRECTORS AND APPROVED BY TRUST COMPANY OF THE WEST]























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